SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No. )

Filed by the registrant [X]
Filed by a party other than the registrant [ ]

Check the appropriate box:
[ ] Preliminary Proxy Statement    [ ]   Confidential, for Use of the Commission
                                         Only (as permitted by Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material pursuant to Rule 14a-11(c) or Rule 14a-12

                            TF Financial Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of filing fee (Check the appropriate box):
  [X]     No fee required
  [ ]     Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
          0-11.

          (1) Title of each class of securities to which transaction applies:
--------------------------------------------------------------------------------
          (2) Aggregate number of securities to which transaction applies:
--------------------------------------------------------------------------------
          (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11. (set forth the amount on which the filing fee is calculated and state how it was determined):
--------------------------------------------------------------------------------
          (4) Proposed maximum aggregate value of transaction:
--------------------------------------------------------------------------------
          (5) Total fee paid:
--------------------------------------------------------------------------------

  [ ]   Fee paid previously with preliminary materials.

  [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

          (1) Amount previously paid:
--------------------------------------------------------------------------------
          (2) Form, Schedule or Registration Statement no.:
--------------------------------------------------------------------------------
          (3) Filing Party:
--------------------------------------------------------------------------------
          (4) Date Filed:
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



                            [TF Financial Letterhead]






March 29, 1999

Dear Stockholders:

         On behalf of the Board of Directors and management of TF Financial Corporation, I cordially invite you to attend the 1999 Annual Meeting of Stockholders to be held at the Sheraton Hotel, 400 Oxford Valley Road, Langhorne, Pennsylvania, on April 28, 1999 at 10:00 a.m. The attached Notice of Annual Meeting and Proxy Statement describe the formal business to be transacted at the Meeting. During the Meeting, I will also report on the operations of the Company. Directors and officers of the Company will be present to respond to any questions stockholders may have.

         At the Meeting, stockholders will elect one director. In addition, you may be asked to consider and vote upon two stockholder proposals. The first stockholder proposal, submitted by Mr. Steven Holtzman, beneficial owner of 500 shares of the Company's common stock, seeks removal of certain anti-takeover provisions of the Company's Certificate of Incorporation and Bylaws. The second stockholder proposal, submitted by Jewelcor Management, Inc., beneficial owner of 14,500 shares of the Company's common stock, seeks your vote on a non-binding stockholder recommendation that the Company be merged or sold. Mr. Seymour Holtzman, father of Steven Holtzman, is the President of Jewelcor Management, Inc. Your Board of Directors has reviewed and carefully considered each stockholder proposal and unanimously recommends that you vote AGAINST both stockholder proposals.

         Whether or not you plan to attend the Meeting, please sign and date the enclosed Proxy Card and return it in the accompanying postage-paid return envelope as promptly as possible. This will not prevent you from voting in person at the Meeting, but will assure that your vote is counted if you are unable to attend the Meeting. YOUR VOTE IS VERY IMPORTANT.


                                          Sincerely,

                                          /s/ John R. Stranford
                                          --------------------------------------
                                          John R. Stranford
                                          President and Chief Executive Officer

--------------------------------------------------------------------------------
                            TF FINANCIAL CORPORATION
                                  3 PENNS TRAIL
                           NEWTOWN, PENNSYLVANIA 18940
                                 (215) 579-4000
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          To be Held on April 28, 1999
--------------------------------------------------------------------------------

         NOTICE IS HEREBY GIVEN that the 1999 Annual Meeting of Stockholders (the "Meeting") of TF Financial Corporation (the "Company"), will be held at the Sheraton Hotel, 400 Oxford Valley Road, Langhorne, Pennsylvania 19047, on April 28, 1999 at 10:00 a.m.

         The Meeting is for the purpose of considering and acting upon:

                  1.       The election of one director of the Company;

                  2.       Two  stockholder  proposals,   if  presented  at  the
                           meeting, which are more fully described in the accompanying Proxy Statement. Both of these stockholder proposals are opposed by the Board of Directors and you are urged to vote AGAINST these stockholder proposals; and

                  3. The transaction of such other matters as may properly come before the Meeting or any adjournments thereof. The Board of Directors is not aware of any other business to come before the Meeting.

         Any action may be taken on the foregoing proposals at the Meeting on the date specified above or on any date or dates to which, by original or later adjournment, the Meeting may be adjourned. Stockholders of record at the close of business on March 22, 1999, are the stockholders entitled to notice of and to vote at the Meeting and any adjournments thereof.

         You are requested to complete, sign and date the enclosed Proxy Card which is solicited by the Board of Directors and to return it promptly in the enclosed envelope. The proxy will not be used if you attend and vote at the Meeting in person.

                                              BY ORDER OF THE BOARD OF DIRECTORS

                                              /s/ Elizabeth Davidson Maier
                                              ----------------------------------
                                              Elizabeth Davidson Maier
                                              Corporate Secretary

Newtown, Pennsylvania
March 29, 1999


--------------------------------------------------------------------------------
IMPORTANT: THE PROMPT RETURN OF PROXIES WILL SAVE THE COMPANY THE EXPENSE OF FURTHER REQUESTS FOR PROXIES IN ORDER TO ENSURE A QUORUM AT THE MEETING. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                 PROXY STATEMENT
                                       OF
                            TF FINANCIAL CORPORATION
                                  3 PENNS TRAIL
                           NEWTOWN, PENNSYLVANIA 18940
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                         ANNUAL MEETING OF STOCKHOLDERS
                                 April 28, 1999
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                                     GENERAL
--------------------------------------------------------------------------------

         This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of TF Financial Corporation (the "Company") to be used at the 1999 Annual Meeting of Stockholders of the Company which will be held at the Sheraton Hotel, 400 Oxford Valley Road, Langhorne, Pennsylvania 19047 on April 28, 1999, 10:00 a.m. local time. This Proxy Statement and the accompanying Notice of Annual Meeting of Stockholders, form of proxy and Annual Report are being first mailed to stockholders on or about March 29, 1999. The Annual Report does not constitute "soliciting material" and is not to be deemed "filed" with the Securities and Exchange Commission (the "Commission"). The Company is the parent company of Third Federal Savings Bank (the "Bank"), TF Investments Corporation, Penns Trail Development Corporation and Teragon Financial Corporation.

         At the Meeting, stockholders will consider and vote upon the election of one director. In addition, if presented at the Meeting, stockholders will consider and act upon two stockholder proposals (Stockholder Proposals") which are unanimously opposed by the Board of Directors. The Board of Directors urges you to vote AGAINST the Stockholder Proposals. The Board of Directors knows of no additional matters that will be presented for consideration at the Meeting. Execution of a proxy, however, confers on the designated proxy holder discretionary authority to vote the shares represented by such proxy in accordance with their best judgment on such other business, if any, that may properly come before the Meeting or any adjournment thereof.

--------------------------------------------------------------------------------
                       VOTING AND REVOCABILITY OF PROXIES
--------------------------------------------------------------------------------
         Stockholders who execute proxies retain the right to revoke them at any time. Unless so revoked, the shares represented by such proxies will be voted at the Meeting and all adjournments thereof. Proxies may be revoked by written notice to the Secretary of the Company at the address above or by the filing of a later dated proxy prior to a vote being taken on a particular proposal at the Meeting. A proxy will not be voted if a stockholder attends the Meeting and votes in person. Proxies solicited by the Board of Directors of the Company will be voted in accordance with the directions given therein. Where no instructions are indicated, signed proxies will be voted "FOR" the nominee for director set forth herein and "AGAINST" the Stockholder Proposals. The proxy confers discretionary authority on the persons named therein to vote with respect to the election of any person as a director where the nominee is unable to serve, or for good cause will not serve, and matters incident to the conduct of the Meeting.

         Directors of the Company are elected by a plurality of votes cast at the Meeting. The affirmative vote of eighty percent (80%) of the shares entitled to vote at the Meeting will be required for approval of Stockholder Proposal II. The affirmative vote of a majority of shares represented and voting at the Meeting will be required for approval of Stockholder Proposal III. Your Board of Directors has determined that both Stockholder Proposals are not in the best interest of stockholders and urges you to vote AGAINST both Stockholder Proposals.

         The presence in person or by proxy of at least a majority of the outstanding shares of Common Stock entitled to vote (after subtracting any shares held in excess of the Limit) is necessary to constitute a quorum at the Meeting. Abstentions and broker non-votes (i.e., shares held by brokers on behalf of their customers, which may not be voted on certain matters because the brokers have not received specific voting instructions from their customers with respect to such matters) will be counted solely for the purpose of determining whether a quorum is present. Broker non-votes are not counted for purposes of determining whether a proxy item has been approved or disapproved. Abstentions will have the effect of a vote against a Stockholder Proposal, but will have neither a positive or negative effect on the votes for the election of a director, other than the determination of a quorum.

--------------------------------------------------------------------------------
                 VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF
--------------------------------------------------------------------------------

         Stockholders of record as of the close of business on March 22, 1999, ("Voting Record Date"), are entitled to one vote for each share of Common Stock of the Company then held. As of the Voting Record Date, the Company had 3,041,010 shares of Common Stock outstanding and eligible to vote.

         The Certificate of Incorporation of the Company provides that in no event shall any record owner of any outstanding Common Stock which is beneficially owned, directly or indirectly, by a person who beneficially owns in excess of 10% of the then outstanding shares of Common Stock (the "Limit") be entitled or permitted to any vote with respect to the shares held in excess of the Limit. Beneficial ownership is determined pursuant to Rule 13d-3 of the General Rules and Regulations promulgated pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and includes shares beneficially owned by such person or any of his or her affiliates (as defined in the Certificate of Incorporation), shares which such person or his or her affiliates have the right to acquire upon the exercise of conversion rights or options and shares as to which such person and his or her affiliates have or share investment or voting power, but shall not include shares beneficially owned by any employee stock ownership or similar plan of the issuer or any subsidiary.

         Persons and groups owning in excess of 5% of the Company's Common Stock are required to file certain reports regarding such ownership pursuant to the Exchange Act. The following table sets forth, as of the Voting Record Date, certain information as to the Common Stock beneficially owned by persons and groups in excess of 5% of the Company's Common Stock. Management knows of no persons or groups other than those set forth below who own more than 5% of the Company's outstanding shares of Common Stock as of the Voting Record Date.

                                                           Percent of Shares of
                                      Amount and Nature of     Common Stock
Name and Address of Beneficial Owner  Beneficial Ownership     Outstanding
------------------------------------  --------------------     -----------

Third Federal Savings Bank               288,749 (1)               9.50%
Employee Stock Ownership Plan Trust
3 Penns Trail
Newtown, Pennsylvania  18940

                                                           Percent of Shares of
                                      Amount and Nature of     Common Stock
Name and Address of Beneficial Owner  Beneficial Ownership     Outstanding
------------------------------------  --------------------     -----------

Tontine Financial Partners, L.P.         257,832 (2)               8.48
Jeffrey L. Gendell
31 West 52nd Street, 17th Floor
New York, New York  10019

John R. Stranford                        206,850 (3)               6.55
3 Penns Trail
Newtown, Pennsylvania  18940


----------------------------------
(1) The ESOP purchased such shares for the exclusive benefit of plan employee participants with borrowed funds. These shares are held in a suspense account and will be allocated among ESOP participants annually on the basis of compensation as the ESOP debt is repaid. The ESOP Committee or the Board instructs the ESOP Trustee regarding investment of ESOP plan assets. The ESOP Trustee must vote all shares allocated to participant accounts under the ESOP as directed by participants. Unallocated shares and shares for which no timely voting direction is received will be voted by the ESOP Trustee as directed by the Board of Directors or the ESOP Committee, subject to the fiduciary duty of the ESOP Trustee. As of March 22, 1999, 134,451 shares have been allocated under the ESOP to participant accounts.
(2) Based on filing on December 31, 1998 with NASDAQ-AMEX Online - Institutional Holders.
(3)  See footnotes (4) and (7) on page 4.

--------------------------------------------------------------------------------
       PROPOSAL I - INFORMATION WITH RESPECT TO THE NOMINEE FOR DIRECTOR,
              DIRECTORS CONTINUING IN OFFICE AND EXECUTIVE OFFICERS
--------------------------------------------------------------------------------

General Information and the Nominee

         The Company's Certificate of Incorporation requires that directors be divided into three classes, each class as nearly equal in number as possible, each class to serve for a three year period, with approximately one-third of the directors elected each year. The Board of Directors currently consists of five members. One director will be elected at the Meeting to serve for a three-year term or until a successor has been elected and qualified.

         John R. Stranford has been nominated by the Board of Directors to serve as a director. Mr. Stranford is currently a member of the Board. Should any nominee be unavailable for election by reason of death or other unexpected occurrence, the enclosed proxy, to the extent permitted by applicable law, may be voted with discretionary authority in connection with the nomination by the Board of Directors and election of any substitute nominee.

         The following table sets forth information with respect to the nominee for director and those directors continuing in office, their name, age, the year they first became a director of the Company or the Bank, and the number and percentage of shares of the Common Stock beneficially owned as of the Voting Record Date. Each director of the Company is also a member of the Board of Directors of the Bank.


                                                   Shares of
                             Year First  Current  Common Stock
                             Elected or  Term to  Beneficially      Percent
Name                 Age(1) Appointed(2)  Expire    Owned(3)        of Class
----                 ------ ------------  ------    --------        --------

                   BOARD NOMINEE FOR TERM TO EXPIRE IN 2001

John R. Stranford      57       1994     1999       206,850(4)(7)     6.55

                        DIRECTORS CONTINUING IN OFFICE

Carl F. Gregory        64       1976     2000          147,113(9)     4.69

Robert N. Dusek        59       1974     2000        61,832(4)(8)     2.01

George A. Olsen        70       1982     2001        63,533(4)(5)     2.06

Thomas J. Gola         65       1985     2001        57,532(4)(6)     1.87

All directors and
executive officers as a                             944,955(10)      26.83
group (14 persons)

-------------------------------
(1)  At December 31, 1998.
(2)  Refers to the year the individual first became a director of the Bank.
(3) Includes shares of Common Stock held directly as well as by spouses or minor children, in trust and other indirect ownership, over which shares the individuals effectively exercise sole or shared voting and investment power, unless otherwise indicated.
(4) Excludes 288,749 unallocated shares of Common Stock held under the Employee Stock Ownership Plan ("ESOP") for which such individual serves as a member of the ESOP Committee or Trustee Committee. Such individual disclaims beneficial ownership with respect to such shares held in a fiduciary capacity. See "Voting Securities and Principal Holders Thereof."
(5) Includes 37,037 shares which may be acquired pursuant to the exercise of stock options which are exercisable within 60 days of the Voting Record Date. Excludes 13,100 shares owned by such person's spouse as to which he disclaims beneficial ownership.
(6) Includes 37,037 shares which may be acquired pursuant to the exercise of stock options which are exercisable within 60 days of the Voting Record Date. Excludes 10,746 shares owned by such person's spouse as to which he disclaims beneficial ownership.
(7) Includes 115,500 shares which may be acquired pursuant to the exercise of stock options which are exercisable within 60 days of the Voting Record Date. Includes 9,939 shares held in the ESOP allocated to Mr. Stranford's account. Excludes 20,000 shares owned by the Bank's Employee Retirement Plan Trust for which such individual serves as a trustee. Such individual disclaims beneficial ownership with respect to such shares held in a fiduciary capacity.
(8) Includes 37,037 shares which may be acquired pursuant to the exercise of stock options which are exercisable within 60 days of the Voting Record Date. Excludes 16,200 shares owned by such person's spouse as to which he disclaims beneficial ownership.
(9) Includes 93,700 shares which may be acquired pursuant to the exercise of stock options which are exercisable within 60 days of the Voting Record Date. Excludes 10,000 shares owned by such person's spouse as to which he disclaims beneficial ownership.

                                              (footnotes continued on next page)

(10) Includes shares of Common Stock held directly as well as by spouses or minor children, in trust and other indirect ownership, over which shares the individuals effectively exercise sole or shared voting and investment power, unless otherwise indicated. Includes 29,835 shares held in the ESOP allocated to the accounts of executive officers of the Company and the Bank, 9,741 restricted shares granted to executive officers and directors of the Company and the Bank pursuant to the Third Federal Savings Bank Management Stock Bonus Plan ("MSBP") which vest over five years at the rate of 20% per year, for which officers and directors possess sole voting power and no investment power until such shares vest, and options to purchase an additional 481,640 shares which executive officers and directors may acquire pursuant to the exercise of options exercisable within 60 days of the Voting Record Date. Also includes 20,000 shares held by the Third Federal Savings Bank Retirement Plan Trust as to which three directors of the Company share equal voting power each of whom disclaim beneficial ownership.

Biographical Information

         The principal occupation of each director and nominee for director of the Company for the last five years is set forth below.

         John R. Stranford has been with the Bank for 30 years. Since January 1, 1995, Mr. Stranford has served as President, Chief Executive Officer and Director of the Company and the Bank. Prior to becoming President and Chief Executive Officer, Mr. Stranford served as President from January 1994 and as Executive Vice President and Chief Operating Officer of the Bank since 1984. Mr. Stranford is a member of the Federal Reserve Bank Advisory Council.

         Carl F. Gregory is Chairman of the Board of the Bank. He retired as Chief Executive Officer of the Bank on January 1, 1995. Mr. Gregory retired as President of the Bank in 1993, a position he had held since July, 1982. He has been with the Bank since 1962. Mr. Gregory is a Trustee of Holy Family College, and is serving his third term as Vice Chairman. He is Chairman of the Advisory Council of Frankford Hospital and President of the Hospital's Foundation. Mr.
Gregory is currently serving on the Boards of the Northeast Branch YMCA, the Settlement Music School and the Newtown Chamber Orchestra. Mr. Gregory is a former member of the Advisory Council of the Federal Reserve Bank having served two non-consecutive terms.

         Robert N. Dusek is Chairman of the Board of the Company. Mr. Dusek is the owner and president of Direction Associates, Inc., Spring House,
Pennsylvania, a planning, urban design and real estate advisory organization founded in 1972.

         George A. Olsen retired from Kingsbury, Inc., Philadelphia, Pennsylvania, a bearing manufacturer in September, 1993, where Mr. Olsen served as President and CEO. Mr. Olsen serves on the Board of Holy Family College. He also is the past President of the Settlement Music School, the former Director of the YMCA of Philadelphia and Board Chairman of the Northeast Branch YMCA.

         Thomas J. Gola is a Vice President of Valley Forge Investment Corp., King of Prussia, Pennsylvania, an investment banking firm and has been President of Medical Waste Corporation of America, Valley Forge, Pennsylvania, a medical waste disposal company, since May 1991. Mr. Gola is a member of the Bustleton Lions Club, and a member of Pennsylvania Convention Center Authority Board.

Meetings and Committees of the Board of Directors

         The Company is governed by a Board of Directors and various committees of the Board which meet regularly throughout the year. During the year ended December 31, 1998, the Board of Directors of the Company held ten regular meetings. No director attended fewer than 75% of the total meetings of the Board of Directors of the Company, the Bank and committees on which such director served during the year ended December 31, 1998.

         The Audit Committee of the Company is comprised of Directors Dusek (Chair), Gola, Gregory, Stranford and Olsen. The Audit Committee annually selects the independent auditors and meets with the accountants to discuss the annual audit. The Audit Committee is further responsible for internal controls for financial reporting. The Committee met twice during the year ended December 31, 1998.

         The Board of Directors acts as the nominating committee to nominate directors to serve on the Board. The nominating committee met once during the year ended December 31, 1998. Although the Board acting as the nominating committee will consider nominees recommended by stockholders, it has not actively solicited recommendations from stockholders of the Company. The Company's Certificate of Incorporation provides certain procedures which stockholders must follow in making director nominations.

         The Company is the parent company of the Bank and does not pay any cash compensation to the executive officers of the Company. Therefore, the Company does not maintain a compensation committee. The Compensation Committee of the Bank determines the compensation of the executive officers. The committee meets to establish compensation and benefits for the executive officers and to review the incentive compensation programs when necessary. The committee is also responsible for all matters regarding compensation and benefits, hiring, termination and affirmative action issues for other officers and employees of the Company and the Bank. The compensation committee is comprised of Messrs. Olsen (Chairman), Dusek, Gregory, Gola and Stranford, and met one time in 1998.


--------------------------------------------------------------------------------
                   DIRECTOR AND EXECUTIVE OFFICER COMPENSATION
--------------------------------------------------------------------------------

Director Compensation

         Non-employee directors of the Company receive a quarterly retainer of $3,000 regardless of the number of meetings attended. During calendar year 1998, each non-employee member of the Board of Directors of the Bank received a fee of $1,000 per regular meeting. Fees of $500 per meeting ($600 for the Chairman of the Committee) are paid to non-employee members for committee meetings of the Bank. For the fiscal year ended December 31, 1998, total fees paid to directors of the Company and the Bank were $140,680. Previously, directors of the Company and the Bank received awards of stock options and restricted stock, and payments under the long term incentive plans of $7,798 each during 1998.

Executive Compensation

         The Company has no full time employees, relying upon employees of the Bank for the limited services required by the Company. All compensation paid to officers and employees is paid by the Bank.

Report of the Compensation Committee on Executive Compensation

         The Committee had one meeting during 1998, at which time it reviewed, evaluated and approved executive compensation and benefit recommendations. The Company's executive compensation programs consist of elements that vary based on corporate performance (variable pay) and elements that do not (fixed pay). The variable component is substantial. Variable pay elements include stock compensation plans and a long-term incentive plan, which are further discussed below. These variable performance based elements (as determined in the year earned) represent from 22% to 57% of total compensation for each executive covered under such plans. All plans are developed based on competitive information and administered to balance the interests of the executives with the performance of the Company and the interests of its stockholders.

         The executive compensation program of the Company is designed to:

          o    Support  a   pay-for-performance   policy   that   differentiates
               compensation based on corporate and individual performance;

          o Motivate employees to assume increased responsibility and reward them for their achievement;

          o Provide compensation opportunities that are comparable to those offered by other leading companies, allowing the Company to compete for and retain top quality, dedicated executives who are critical to the Company's long-term success; and

          o Align the interests of executives with the long-term interests of stockholders through award opportunities that can result in ownership of Common Stock.

         The Committee believes that the most meaningful performance and pay equity comparisons are made against companies of similar size and with similar business interests. In keeping with this belief, the Committee reviews various published surveys of compensation paid to employees performing similar duties for depository institutions and their holding companies, with a particular focus on the level of compensation paid by comparable institutions in and around the Bank's market area, including institutions with total assets of between $500 million and $800 million.

         The companies chosen for compensation comparisons in the most recent competitive study are not the same companies that comprise the published industry index in the performance graph set forth below (i.e., the Nasdaq Bank Index), although such companies are included in the Nasdaq Bank Index. The Committee believes that the most direct competitors for executive talent are not necessarily all of the companies that would be included in a published industry index for comparing total stockholder value.

         The Committee believes that equity and earnings per share are the most appropriate measure for evaluating the Company's results. The Company's Senior Management Long-Term Incentive Plan relies on such equity and earnings per share performance as a primary determinant of incentive payouts.

         The Company's and the Committee's intent is to provide executive compensation consisting of base salaries, which when combined with awards made under the Senior Management Long-Term Incentive Plan and grants made under the Company's stock compensation plans, result in total compensation levels which approximate the relative rankings of asset size and earnings performance within the peer group. Each compensation decision is based on what is competitive for that compensation element relative to the peer group, as well as the impact of such decision on total compensation.

         Because pay and performance levels at peer companies are not known at the time compensation decisions are made, the Committee does not know if the target compensation levels have been met until such peer information is made public. Therefore, the Committee looks at the historical relationship between pay and performance over a one-year period. It is the Committee's intent to address any variance between performance rank and compensation rank with future compensation decisions.

         To continue to meet these objectives, the Committee may from time to time change or adjust one or more of the Company's executive compensation plans or recommend the same to the Board of Directors, as it deems appropriate.

         Base Salary. The Company's base salary program targets base salaries for executive officers at the low to middle end of the market range. As indicated above, the "market" for the Company is comparable institutions in and around the Bank's market area, including institutions with total assets of between $500 million and $800 million. The Committee believes that base salary should be reflective of the executive's scope of responsibility, and further, that asset size is the best indicator of scope of responsibility. Accordingly, base salaries for executives are targeted to have the same relative rank among the peer group as asset size. Base salary increases in 1998 were made as a result of the review of base salary market data.

          Long-Term Incentive Program. The long-term incentive program is composed of the following:

          o The Company's stock compensation plans, which are made up of two elements: stock options and restricted stock awards. The Committee believes that issuing stock options and restricted stock to executives benefits the Company's stockholders by encouraging and enabling executives to own the stock of the Company, thus aligning executive pay with stockholder interests.

          o The Company's Senior Management Long-Term Incentive Plan, which pays cash awards based on equity and earnings per share performance. The Company's equity and earnings per share for the period, and individual performance, are considered in determining actual payouts from the plan.

         The 1998 mix of the long-term incentive program awards was set subjectively. In determining the mix, the Committee balanced rewards for past performance with incentives for future performance, and took into account such factors as overall risk of the pay package, award sizes in prior years and cash/stock mix. Current holdings of stock were not considered. No acceleration of vesting or of payouts occurred under these plans in 1998.

         1998 Compensation for the CEO. During the year ended December 31, 1998, Mr. Stranford received a salary of $200,000. In addition, Mr. Stranford is eligible to participate in the same executive compensation plans available to the other executive officers as described above. Mr. Stranford's Senior Management Long-Term Incentive Plan payout was based primarily on the Company's equity and earnings per share, and included a subjective assessment of individual performance. In this regard, the Committee considered overall financial performance of the Company, and its success in meeting strategic objectives. The variable performance based portion was approximately 57% of Mr. Stranford's compensation.

         Compensation Committee:

                  George A. Olsen (Chairman)
                  Robert N. Dusek
                  Carl F. Gregory
                  Thomas J. Gola
                  John R. Stranford

Stock Performance Graph

         Set forth below is a performance graph for the Common Stock for the period from July 13, 1994 (the first day of trading for the Common Stock) through December 31, 1998. The performance graph compares the cumulative total stockholder return on the Common Stock with (a) the cumulative total stockholder return on stocks included in the Nasdaq Stock Market index, (b) the cumulative total stockholder return on stocks included in the Nasdaq Bank Index and (c) the cumulative total stockholder return on stocks included in the SNL $500 million - $1 billion Thrift Index. The Nasdaq indices were prepared for Nasdaq by the Center for Research in Securities Prices (CRSP) at the University of Chicago, and the SNL Thrift Index was prepared for the Company by SNL Securities, LC. The SNL $500 million to $1 billion Thrift Index was added to the performance graph this year because that index tracks the performance of thrift institutions similar to the Company in terms of assets size. Comparison with the Nasdaq Stock Market, bank and thrift indices assumes the investment of $100 as of July 1, 1994. The cumulative total return for the indices and for the Company is computed with the reinvestment of dividends at the frequency with which dividends, if any, were paid during the period.

         There can be no assurance that the Company's future stock performance will be the same or similar to the historical stock performance shown in the graph below. The Company neither makes nor endorses any predictions as to stock performance.

[GRAPHIC OMITTED]


-------------------------------------------------------------------------------
                          07/01/94 12/31/94 12/31/95 12/31/96 12/31/97 12/31/98
-------------------------------------------------------------------------------
Nasdaq Stock Market Index    $100   $107      $151     $186    $228     $321
-------------------------------------------------------------------------------
Nasdaq Bank Index             100     93       139      184     310      305
-------------------------------------------------------------------------------
TF Financial Corporation      100    108       156      169     318      186
-------------------------------------------------------------------------------
SNL $.5B-$1B Thrift Index     100     94       141      175     295      271
-------------------------------------------------------------------------------

The information set forth above under the subheadings "Report of the Compensation Committee on Executive Compensation" and "Stock Performance Graph"
(i) shall not be deemed to be "soliciting material" or to be "filed" with the Commission or subject to Regulation 14A or the liabilities of Section 18 of the Exchange Act, and (ii) notwithstanding anything to the contrary that may be contained in any filing by the Company under such Act or the Securities Act of 1933, as amended ("Securities Act"), shall not be deemed to be incorporated by reference in any such filing.

         Summary Compensation Table. The following table sets forth compensation awarded to the Chief Executive Officer and other executive officers of the Company listed below who, for the year ended December 31, 1998 received total salary and bonus payments in excess of $100,000. Except as set forth below, no other executive officer of the Bank had a salary and bonus during the year ended December 31, 1998, that exceeded $100,000 for services rendered in all capacities to the Bank. All compensation is paid by the Bank.

                                                                        Long-Term Compensation
                                                                -------------------------------------
                                        Annual Compensation               Awards             Payouts
                              -------------------------------   --------------------------- ---------
                                                                                Securities
                                                                   Restricted   Underlying     LTIP      All Other
     Name and                                    Other Annual        Stock       Options/     Payouts  Compensation
Principal Position     Year  Salary      Bonus   Compensation      Awards($)(1)    SARs(#)     ($)(2)       (3)
-------------------    ----  ------      -----   ------------   --------------- ----------- ---------  ------------
John R. Stranford      1998  $200,000  $      --  $     --       $         --          --     $29,244       $23,100
President and Chief    1997   200,000         --        --                 --      45,000      37,571        47,400
  Executive Officer    1996   150,000         --        --                 --          --      40,646        26,694

William C. Niemczura   1998   100,000         --        --                 --          --      13,647        19,577
Senior Vice President, 1997   100,000         --        --                 --      12,000      17,533        46,464
CFO and Treasurer      1996    95,000         --        --             25,626       1,463      27,097        25,158

Thomas J. Sposito, II  1998   102,000         --                           --          --      13,647        12,792
Senior Vice President  1997    95,000         --                           --      12,000          --            --
and Retail Banking     1996    87,500     15,000        --             25,626       1,464          --            --
Officer

Earl A. Pace, Jr.      1998   102,000         --        --                 --                      --        11,164
Senior Vice President  1997   100,000     25,000                       45,000       5,000          --            --
and Chief Information
Officer

------------------------
(1) Represents the grant of 1,577 shares of restricted common stock each to Messrs. Niemczura and Sposito, pursuant to the MSBP on December 18, 1996 and 1,500 shares to Mr. Pace pursuant to the MSBP on June 16, 1997. As of December 31, 1998, the number and aggregate market value of restricted stock were as follows: Mr. Stranford: 41,000 shares ($707,250); Mr.
     Niemczura:  19,577 shares ($337,703);  Mr. Sposito:  1577 shares ($27,203);
     and Mr. Pace: 1500 shares ($25,875). These awards vest 20% a year. Any dividends paid on the Common Stock are also paid on MSBP shares.
(2) Payouts in 1998 represent the deferred amounts for 1997. Does not include awards under the Incentive Compensation Plan for the fiscal year ended December 31, 1998 of $24,434, $11,309, $11,309 and $11,309 to Messrs.
     Stranford, Niemczura, Sposito and Pace, respectively, which is payable in 1999.
(3) Includes 1,200, 1050, 695 and 590 shares allocated to Messrs. Stranford, Niemczura, Sposito and Pace as of December 31, 1998, under the ESOP which based upon a stock price of $17.25, had an aggregate value of $20,700, $18,113, $11,989 and $10,178 and $600 allocated, in 1998, to each of the above under the 401(k) Plan. Also includes the imputed value of life insurance for Messrs. Stranford, Niemczura, Sposito and Pace of $1,800, $864, $203 and $386, respectively, for 1998.

         Long Term  Incentive  Plans.  The Bank maintains the 1993 Directors and
Senior Management, Incentive Compensation Plan. Under the plan, a fund reserve equal to 7% of the growth in equity of the Bank from January 1, 1993, to December 31, 1995, was established. Payments to Directors and senior management shall be made as follows: 40% of the fund reserved under the plan for director and senior management shall be made annually following December 31 of each year during the three-year Plan Term based upon each such year's growth in equity. The deferred amounts for 1993 and 1994 were paid out to senior management and non-employee directors, and the remaining amount for all senior management and non-employee director participants were paid in January 1995.

                      LONG-TERM INCENTIVE PLAN AWARDS TABLE

               Long-Term Incentive Plan Awards in Last Fiscal Year
--------------------------------------------------------------------------------
                                                            Estimated Future Payouts under Non-Stock Price Based Plans
                                                            -----------------------------------------------------------
                                         Performance or
                       Number of Shares, Other Period
                       Units, or Other   Until Maturation
     Name              Rights (#)(1)     or Payout(2)       Threshold ($ or #)  Target ($ or #)(3)  Maximum ($ or #)(4)
--------------         ----------------  ----------------   ------------------  ------------------  -------------------
John R. Stranford           ______%      1/98 - 12/00               --             $60,585               --
William C. Niemczura        ______       1/98 - 12/00               --              28,273               --
Thomas J. Sposito, II       ______       1/98 - 12/00                               28,273               --
Earl A. Pace, Jr.           ______       1/98 - 12/00                               28,273               --

---------------
(1) Percentage awarded to each individual of the fund reserved for award to senior management and directors.
(2) Payout of awards to be made at the rate of 40% in January 1999, and the remainder in January 2000 and 2001.
(3) Plan award accrued for the year ended December 31, 1998 and paid in 1999. See "Summary Compensation Table" for 1998 payments for previously accrued awards.
(4)  No maximum award under the plan.

         Effective January 1, 1996, the Board adopted a revised Incentive Compensation Plan. The Plan targets an annual bonus pool equal to 7.00% of net income of the Bank to the extent that growth in earnings equals up to 5% per year. Awards under the plan shall be allocated to directors (40%) and senior management (60%). Awards will be paid-out 40% immediately ("Short-Term Award") and 60% deferred for two years ("Long-Term Award"). The Long-Term Award shall be adjusted prior to payment: (a) assuming a 500 basis point per year earnings credit, and (b) a reduction of 10% for each 1% or fraction thereof that the average annual earnings per share growth during the two year deferral period does not equal 10%. With respect to senior management, Long-Term Awards will be paid prior to the end of the deferral period upon death, disability, retirement after age 55 and 10 years of service or a Change in Control. Long-Term Awards will be forfeited upon termination for "cause" or other resignation or termination from service. Directors shall not be subject to a minimum retirement age or length of service requirement. The management awards shall be subject to a multiplier of 300% for such Plan Year with regard to net income growth exceeding 5%. The Plan shall be administered by the Board or a Committee of the Board. Participation by management may be reviewed and modified by the Plan Committee annually for the subsequent plan year.

         1994 Stock Option Plan. The Company's Board of Directors adopted the TF Financial Corporation 1994 Stock Option Plan (the "1994 Option Plan"), which was ratified by stockholders of the Company at the Annual Meeting of Stockholders held on October 13, 1994. Pursuant to the Option Plan, 529,000 shares of Common Stock are reserved for issuance upon exercise of stock options granted to officers, directors and key employees of the Company and its subsidiaries from time to time. As of December 31, 1998, options to purchase 507,336 shares of Common Stock were outstanding under the Plan. The purpose of the 1994 Option Plan is to provide additional incentive to certain officers, directors and key employees by facilitating their purchase of a stock interest in the Company. The 1994 Option Plan, which became effective upon stockholder approval, provides for a term of ten years, after which no awards may be made, unless earlier terminated by the Board of Directors pursuant to the 1994 Option Plan.

         1997 Stock Option Plan. The Company's Board of Directors adopted the TF Financial Corporation 1997 Stock Option Plan ("1997 Option Plan"), which was ratified by stockholders at the

Company's Annual Meeting of Stockholders held on April 16, 1997. Pursuant to the 1997 Option Plan, up to 240,000 shares of Common Stock were reserved for issuance by the Company upon exercise of stock options granted to employees, officers and directors from time to time. The purpose of the 1997 Option Plan is to attract and retain qualified personnel for positions of substantial responsibility and to provide additional financial incentive to employees, officers and directors to promote the success of the Company's and the Bank's business. As of December 31, 1998, options to purchase 160,916 shares remained outstanding under the Plan. The 1997 Option Plan has a term of ten years after which no awards may be made. No stock options were granted during the fiscal year ended December 31, 1998.

         The following tables set forth additional information concerning options granted under the Option Plans.

Aggregated Option/SAR Exercises in Last Fiscal Year, and FY-End Option/SAR Value
--------------------------------------------------------------------------------

                                                      Number of           Value of
                                                     Securities          Unexercised
                                                     Underlying         In-The-Money
                                                     Unexercised        Options/SARs
                                                    Options/SARs        at FY-End ($)
                                                    at FY-End (#)       -------------
                                                    -------------

                       Shares             Value
Name                   Acquired         Realized  Exercisable/Unexer  Exercisable/Unexer
----                   on Exercise (#)    ($)     cisable             cisable
                       ---------------    ---     -------             -------

John R. Stranford            --          $   --      115,500/27,000   $541,625/$20,250(1)
William C. Niemczura         --              --       48,274/7,689     233,066/6,071(2)
Thomas J. Sposito, II                                  8,775/7,689      13,191/6,071(3)
Earl A. Pace, Jr.                                      2,000/3,000          --/--   (4)

-----------------------
(1) Based upon an exercise price per share of $11.50 for 87,500 options, $14.75 for 10,000 options, $16.50 for 18,000 options, and $16.50 for the 27,000 unexercisable options. The closing stock price as of December 31, 1998 was $17.25 per share.
(2) Based upon an exercise price per share of $11.50 for 37,500 options, $14.75 for 5,000 options, $15.875 for 975 options, $16.50 for 4,800 options, $16.50 for 7200 unexercisable options and $15.875 for 489 unexercisable options.
(3) Based upon an exercise price per share of $14.50 for 3,000 options, $15.875 for 975 options, $16.50 for 4,800 options, $16.50 for 7200 unexercisable options and $15.875 for 489 unexercisable options.
(4)  Based on an exercise price of $18.00.

         Management and Directors Stock Bonus Plan. The Board of Directors of the Bank adopted the Management Stock Bonus Plan ("MSBP"), as a method of providing directors, officers, and key employees of the Bank with a proprietary interest in the Company in a manner designed to encourage such persons to remain in the employment or service of the Bank. The Bank contributed sufficient funds to the MSBP Trust which enabled the MSBP Trust to purchase 211,600 shares of Common Stock. Awards under the MSBP were made in recognition of prior and expected future services to the Bank of its directors and executive officers responsible for implementation of the policies adopted by the Board of Directors, the profitable operation of the Bank, and as a means of providing a further retention incentive and direct link between compensation and the profitability of the Bank.

         Change in Control Severance Agreements. The Bank has entered into a change in control severance agreement with John R. Stranford, President and Chief Executive Officer, William C. Niemczura, Senior Vice President and Chief Financial Officer, Thomas J. Sposito, II, Senior Vice President and Retail Banking Officer and Earl A. Pace, Jr., Senior Vice President and Chief Information Officer. The severance agreement for Mr. Stranford has a term of three years. The severance agreement for Messrs. Niemczura, Sposito and Pace has a term of twenty-four months. The agreements are terminable by the Bank for "just cause" as defined in the agreements. If the Bank terminates the employee without just cause following a "change in control" as defined in such agreements, the employee will be entitled to a severance payment. With respect to Mr. Stranford's agreement, such agreement contains a provision stating that in the event of the termination of employment in connection with any change in control of the Bank, the employee will be paid an amount equal to 2.99 times the employee's most recent five year average annual taxable compensation. The agreements with Messrs. Sposito, Pace and Niemczura provide for payments equal to 200% of the prior three calendar years' average taxable compensation upon termination of employment following a change in control. If such payments were to be made under the agreements as of December 31, 1998, such payments would equal approximately $1,118,221, $439,176, $206,733, $192,016 and $1,956,146 with respect to Messrs. Stranford, Niemczura, Sposito, Pace and all executive officers in the aggregate, respectively. It is anticipated that all such payments to be made by the Bank under such agreements will be a tax-deductible compensation expense for federal tax purposes. The aggregate payments that would be made to such individuals would be an expense to the Bank, thereby reducing net income and the Bank's capital by such amount. The agreements may be renewed annually by the Board of Directors within the Board's sole discretion.

Other Benefits

         Pension Plan. The Pension Plan provides for monthly payments to each participating employee at normal retirement age (age 65). For accruals before January 1, 1998, the annual benefit payable as a life annuity under the Pension Plan is equal to 45% of Final Average Compensation plus 19.5% of Final Average Compensation in excess of the Covered Compensation in effect for the year of benefit determination, reduced for each year of service less than 30. Where the percentage results in an amount that exceeds the allowable limits under the Internal Revenue Code (the "Code"), such amount shall be reduced to the maximum allowable amount. For purposes of benefit calculations, Final Average Compensation is defined as the average of total compensation for the five highest years. For accruals after December 31, 1997, the annual benefit payable as a life annuity under the Pension Plan is equal to 45% of Average Compensation reduced for each year of service less than 30. Average Compensation is defined as the average of total compensation for all years beginning after December 31, 1997. A participant may elect an early retirement at age 55 with 5 years of service at a reduced monthly benefit. At December 31, 1998, Messrs. Stranford, Niemczura, Sposito and Pace had 31 years, 11 years, 3 years and 2 years, respectively, of credited service under the Pension Plan.

         Pension Plan Table. The following table sets forth the estimated annual benefits payable under the Pension Plan described above, upon retirement at age 65 as of December 31, 1998, expressed in the form of a life annuity, for the average annual earnings described above and years of service specified. Such amounts are in addition to any benefits payable under Social Security.

                      Creditable Years of Service at Age 65
                      -------------------------------------
           Average
         Annual Wages     15         20         25        30       35
         ------------  ---------  ---------  -------- -------- ---------
           $25,000      $ 5,625   $ 7,500    $ 9,375  $ 11,250 $ 11,250
            50,000       12,967    17,331     21,694    26,057   26,057
            75,000       20,867    27,918     34,969    42,020   42,020
           100,000       28,767    38,506     48,244    57,982   57,982
           160,000(1)    47,727    63,916     80,104    96,292   96,292

---------------------------

(1) Pensionable compensation is limited to $160,000 in accordance with Section 401(a)(17) of the Code.


--------------------------------------------------------------------------------
          ADDITIONAL INFORMATION ABOUT DIRECTORS AND EXECUTIVE OFFICERS
--------------------------------------------------------------------------------

Section 16(a) Beneficial Ownership Reporting Compliance

         The Common Stock of the Company is registered pursuant to Section 12(g) of the Exchange Act. The officers and directors of the Company and beneficial owners of greater than 10% of the Company's Common Stock ("10% beneficial owners") are required to file reports of ownership and changes in beneficial ownership of the Common Stock with the Commission and the Nasdaq National Market and to provide copies of those reports to the Company. Based on the Company's review of such ownership reports furnished to the Company or written representations from certain reporting persons, no officer, director or 10% beneficial owner of the Company failed to file such ownership reports on a timely basis during the fiscal year ended December 31, 1998.

Certain Relationships and Related Transactions

         No directors, executive officers or immediate family members of such individuals were engaged in transactions with the Bank or any subsidiary involving more than $60,000 during the year ended December 31, 1998.

         The Bank, like many financial institutions, has followed a policy of granting various types of loans to officers, directors and employees. In the Company's opinion, all outstanding loans to executive officers and directors of the Company and the Bank and members of their immediate family were made in the ordinary course of business and on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and did not involve more than the normal risk of collectibility or present other unfavorable features. Furthermore, loans to an affiliate must be approved in advance by a disinterested majority of the Board of Directors of the Bank or be within other guidelines established as a result of applicable regulations. Loans to executive officers and directors of the Company and the Bank, and their affiliates, amounted to approximately $385,319 or 0.008% of the Bank's risk-based capital at December 31, 1998.

Compensation Committee Interlocks and Insider Participation

         The Compensation Committee of the Bank during the year ended December 31, 1998 consisted of Messrs. Gregory, Stranford, Gola, Dusek and Olsen. Mr. Gregory is the former President and Chief Executive Officer of the Bank. Mr. Stranford is a Director, President and Chief Executive Officer of the Company and the Bank. Mr. Stranford did not participate in matters involving his compensation.

         The Bank had no "interlocking" relationships existing on or after December 31, 1998 in which (i) any executive officer is a member of the Board of Directors of another financial institution, one of whose executive officers is a member of the Bank's Board of Directors, or where (ii) any executive officer is a member of the compensation committee of another entity, one of whose executive officers is a member of the Bank's Board of Directors.

--------------------------------------------------------------------------------
                       PROPOSAL II -- STOCKHOLDER PROPOSAL
--------------------------------------------------------------------------------

         The Company has been informed by Steven Holtzman, 100 North Wilkes-Barre Boulevard, Suite 303, Wilkes-Barre, Pennsylvania 18702, that he or his representative intends to present the following proposal at the Meeting and has requested that the resolution and supporting statement be included in this Proxy Statement. Mr. Holtzman has stated that he is the beneficial joint owner of 500 shares of the Company's common stock. The Board of Directors of the Company disclaims any responsibility for the content of the proposal and for the statement made in support thereof, which is presented as received from the stockholder.

         "Resolved, that the Board of Directors of TF Financial Corporation (the "Company") promptly take the following actions to remove the "anti-takeover" defenses from the Company's Certificate of Incorporation and Bylaws, unless precluded by state or federal law:

          1.   Repeal the  following  Articles of the Company's  Certificate  of
               Incorporation:

                  Article VI (B)
                  Article IX (A)
                  Article X
                  Article XI
                  Article XII
                  Article XIV
                  Article XV
                  Article XVI
                  Article XIX
                  Article XX

          2.   Amend   Article   IX  (B)  of  the   Company's   Certificate   of
               Incorporation to permit a stockholder of the Company to call a special meeting of the stockholders.

          3.   Amend   Article   IX  (C)  of  the   Company's   Certificate   of
               Incorporation to permit cumulative voting by stockholders in the election of directors of the Company.

          4.   Repeal the following Sections of the Bylaws of the Company:

                  Section 14 of Article II
                  Section 15 of Article II
                  Section 2 of Article III."

--------------------------------------------------------------------------------
                       STOCKHOLDER'S SUPPORTING STATEMENT
--------------------------------------------------------------------------------

         "The Certificate of Incorporation and Bylaws of TF Financial Corporation presently contain "anti-takeover" provisions which place considerable restrictions on the ability of the stockholders to effectuate a proposed takeover of the Company that has not been approved by the Board of Directors. These anti-takeover provisions may deprive stockholders of the opportunity to receive a premium for their shares of stock. With the anti-takeover provisions in place, potential takeover attempts, however lucrative to the stockholders, stand little chance of success if the Board of Directors decides, for whatever reason, to withhold its approval.

         The existence of these provisions may present an insurmountable obstacle for a suitor of the Company who is not approved by the Board of Directors but who seeks to acquire the Company at a stock price above current market prices. These provisions may also create negative connotations and serve to discourage other suitors from even pursuing a takeover of the Company. Moreover, these provisions restrict the stockholders' ability to alter the composition of the Board.

         I do not believe that these anti-takeover provisions are in the best interests of the stockholders. I am submitting the above proposal since it is my belief that we stockholders should be given every opportunity to maximize our investment in the Company.

         I therefore ask you to join me in voting for this proposal."

--------------------------------------------------------------------------------
      RESPONSE OF THE BOARD OF DIRECTORS AGAINST (STOCKHOLDER) PROPOSAL II
--------------------------------------------------------------------------------

         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE AGAINST THIS STOCKHOLDER PROPOSAL.

         The following sets forth some of the reasons of the Board of Directors for unanimously recommending that the Company's stockholders vote against Proposal II. All members of the Board are stockholders and will vote AGAINST Proposal II. The Board believes that the proposal is not in the best interests of stockholders, because the "anti-takeover" measures included in the Company's Certificate of Incorporation (the "Certificate") and Bylaws are designed to protect and maximize the value of the investment in the Company of all stockholders. Proposal II should be rejected by the Company's stockholders because in the opinion of the Company implementation of the Proposal could actually be detrimental to the objective of maximizing stockholder value.

         Proposal II is so inherently vague and indefinite as to be subject to varying interpretations by both stockholders and the Company. As a result, stockholders voting on Proposal II are not able to determine the meaning of the referenced provisions of the Certificate and Bylaws and the possible consequences to stockholders in the event that Proposal II were implemented. Proposal II is vague because it merely provides a "laundry list" of the provisions of the Certificate and Bylaws believed by Mr. Holtzman to have anti-takeover effect and does not explain the provisions themselves and the specific effect of each such provision. Therefore, any action ultimately taken by the Company could be significantly different from the actions envisioned by the stockholders voting on Proposal II. For example, Proposal II seeks to remove Article VI(B) of the Certificate which gives the Company the ability to issue preferred stock, an ability enjoyed by numerous public and other companies. While the issuance of preferred stock can be used in an effort to avert a hostile takeover of the Company, it can also be an important means of raising capital. If the Company is unable or it becomes impractical to sell additional shares of its common stock due to market conditions or otherwise, the Company should be provided with the opportunity to raise capital through the issuance of preferred stock. Without stating precisely the nature, and informing stockholders of the full purpose or purposes, of the provisions to be removed from the Certificate and the Bylaws, the Company's stockholders cannot make an informed voting decision based solely on the information in Proposal II because it does not specify what the referenced provisions of the Certificate and Bylaws relate to.

         While the Board of Directors is not aware of any effort that might be made to obtain control of the Company, the Board of Directors believes that it is appropriate to include certain provisions as part of the Certificate and Bylaws to protect the interests of the Company and its stockholders from hostile takeovers that the Board of Directors might conclude are not in the best interests of the Company's stockholders. It should be noted that at the time of the Company's initial public stock offering, its prospectus made full disclosure of the provisions of the Certificate and Bylaws that might be deemed to have an anti-takeover effect. This disclosure was made prior to any purchase of stock by any stockholder, past or current, of the Company and the Company has not amended its Certificate or Bylaws to add any additional anti-takeover provisions since such time.

         The Board of Directors believes that the provisions Mr. Holtzman proposes to eliminate are in fact prudent and will reduce the Company's vulnerability to takeover attempts and certain other transactions which have not been negotiated with and approved by the Board of Directors. These provisions will also assist the Company in the orderly conduct of its business. The Board of Directors believes these provisions are in the best interests of the Company and its stockholders. In the opinion of the Board of Directors, the Board will be in the best position to determine the true value of the Company and to negotiate more effectively for what may be in the best interest of the Company's stockholders. Accordingly, the Board believes that it is in the best interests of the stockholders to encourage potential acquirors to negotiate directly with the Board of Directors and that these provisions will encourage such negotiations and discourage hostile takeover attempts which may not be in the best interests of all the stockholders. It is also the view of the Board of Directors that these provisions of the Certificate and Bylaws should not discourage persons from proposing a merger or other transaction at prices reflective of the true value of the Company and which is in the best interests of all the stockholders.

         Attempts to takeover financial institutions have become increasingly common. Takeover attempts which have not been negotiated with and approved by the Board of Directors present to stockholders the risk of a takeover on terms which may be less favorable than might otherwise be available. A transaction which is negotiated and approved by the Board of Directors, on the other hand, can be carefully planned and undertaken at an opportune time in order to obtain maximum value for the Company and its stockholders, with due consideration given to matters such as the management and business of the acquiring corporation and maximum strategic development of the Company's assets.

         An unsolicited takeover proposal can seriously disrupt the business and management of a corporation and cause it great expense. Although a tender offer or other takeover attempt may be made at a price substantially above current market prices, such offers are sometimes made for less than all of the outstanding shares of a target company. As a result, stockholders may be presented with the alternative of partially liquidating their investment at a time that may be disadvantageous, or retaining their investment in an enterprise which is under different management and whose objective may not be similar to those of the remaining stockholders. It is therefore the belief of the Board of Directors that these provisions of the Certificate and Bylaws provide benefits to all of the stockholders of the Company and should not be removed.

         The Board of Directors has a fiduciary responsibility to act in the best interests of the stockholders and accordingly has a legal duty to oppose unfair takeover offers. Anti-takeover measures are intended to allow the Board adequate time and flexibility to negotiate on behalf of the stockholders and enhance the Board's ability to negotiate the highest possible bid from a potential acquiror, develop alternatives which may better maximize stockholder values, preserve the long-term value of the Company for the stockholders, and ensure that all stockholders are treated fairly and equally. The purpose of anti-takeover defenses in general is to protect stockholders against abusive takeover practices. One such measure that is included within the Certificate, and that Mr. Holtzman proposes to eliminate, is the protection from "two-tiered" tender offers. This form of tender offer does not treat all stockholders fairly and equally. Under this form of tender offer, those who do not tender in the first offer or "tier" get "frozen out," if the Company is taken over, and are required to accept a lower price in the second tier offering.

         FOR ALL OF THE ABOVE REASONS, THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE AGAINST THIS STOCKHOLDER PROPOSAL.

         THE AFFIRMATIVE VOTE OF EIGHTY PERCENT (80%) OF THE SHARES ENTITLED TO VOTE AT THE MEETING WILL BE REQUIRED FOR APPROVAL OF STOCKHOLDER PROPOSAL II.

--------------------------------------------------------------------------------
                      PROPOSAL III -- STOCKHOLDER PROPOSAL
--------------------------------------------------------------------------------

         The Company has been informed by Jewelcor Management, Inc. ("Jewelcor"), 100 North Wilkes- Barre Boulevard, Wilkes-Barre, Pennsylvania 18702, that it intends to have a representative present the following proposal at the Meeting and has requested that the resolution and supporting statement be included in this Proxy Statement. Jewelcor has stated that it is the beneficial owner of 14,500 shares of the Company's common stock. The Board of Directors of the Company disclaims any responsibility for the content of the proposal and for the statement made in support thereof, which is presented as received from the stockholder.

         "Resolved, it is recommended that the Board of Directors of TF Financial Corporation ("Company") take the necessary steps to achieve a sale or merger of the Company on terms that will maximize shareholder value."

--------------------------------------------------------------------------------
                       STOCKHOLDER'S SUPPORTING STATEMENT
--------------------------------------------------------------------------------

         "Based on the analyses below, Jewelcor Management, Inc. ("JMI") believes that the Company could potentially achieve an acquisition price of $30.80 to $40.40 per share if the Board of Directors took the necessary steps to achieve a sale or merger. In JMI's opinion, the following acquisition valuations provide a reasonable basis for estimating a potential acquisition price of the Company well in excess of the current stock price.1

Analysis

         JMI compared the Company's book value and earnings per share ("EPS") with acquisition ratios of two relevant peer groups: (1) Mid Atlantic Thrifts acquired in 1998 as of 11/5/98 ("Mid-Atlantic Thrifts") and (2) Thrifts acquired in 1998 with acquisition values between $100 and $500 million as of 11/5/98 ("$100-500M Acquisitions").2 In particular, JMI derived the Average Announced Acquisition Price/Book Ratio ("Price/Book") and the Median Announced Acquisition Price/Last Twelve Months EPS Ratio ("Price/EPS") for both peer groups.3 JMI then multiplied the applicable peer group ratios times the Company's respective (a) book value as of 9/30/98 and (b) last twelve months (ended 9/30/98) diluted EPS after extraordinary items ("Company's EPS").

BOOK VALUE APPROACH
-------------------

         Company Stock Price (11/11/98)                                $ 20.00
         Company Book Value (9/30/98)                                  $ 18.10
         Company Price/Book                                             110.50%

         "Mid-Atlantic Thrifts" Price/Book                              208.90%
         COMPANY'S POTENTIAL ACQUISITION PRICE                         $ 37.81

         "$100-500M Acquisitions" Price/Book                            223.70%
         COMPANY"S POTENTIAL ACQUISITION PRICE                         $ 40.49

EARNINGS APPROACH
-----------------

         Company's EPS                                                 $ 1.18
         Company's Price/EPS                                            16.95X

         "Mid-Atlantic Thrifts" Price/EPS                               26.60X
         COMPANY'S POTENTIAL ACQUISITION PRICE                         $31.39

         "100-500M Acquisitions" Price/EPS                              26.10X
         COMPANY'S POTENTIAL ACQUISITION PRICE                         $30.80

         Vote Yes on this proposal

----------------------------
1 JMI's analyses are not the only ways to predict the Company's potential acquisition price. Moreover, they do not reflect the unrecognized expenses and cost savings associated with a potential transaction, since expenses and cost savings depend, in part, on the overlap in markets and subsidiaries present in a particular transaction.

2 "Mid-Atlantic Thrifts": 1st Bergen Bancorp, Raritan Bancorp, First Savings Bancorp, Peoples Bancorp, Monarch Bank FSB, SFS Bancorp, Financial Bancorp, Bayonne Bancshares, Pulse Bancorp, ALBANK Financial, Columbian Bank, AFSB, Wayne Bancorp, TR Financial Corp., AFSALA Bancorp, Long Island Bancorp, IBS Financial, Peoples Savings Financial, Fajardo FSB, Tappan Zee Financial, Maryland Federal Bancorp, First Shenango Bancorp, Direct Financial Corp.

     "$100-500M Acquisition": First Coastal Bancshares, Enterprise Federal Bancorp, Calumet Bancorp, Peoples Bancorp, SIS Bancorp, Bayonne Bancshares, Pulse Bancorp, NSS Bancorp, Home Bancorp of Elgin, First Palm Beach Bancorp, HFNC Financial, Trumbull Financial, USB Holdings, Security First Corp., IBS Financial Corp, Dime Financial Corp, Life Financial Corp, Maryland Federal Bancorp, AmerUs Bank, First Shenango Bancorp, Sandwich Bancorp.

     Source: SNL Securities LC, Mergers and Acquisitions Datasource and the Financial Datasource, dated November 5, 1998.

3 Although the Company could possibly achieve any of the individual acquisition ratios achieved by the peer groups, JMI believes that the most reliable method for determining potential acquisition values is to compare the average or median ratios."

--------------------------------------------------------------------------------
      RESPONSE OF THE BOARD OF DIRECTORS AGAINST (STOCKHOLDER) PROPOSAL III
--------------------------------------------------------------------------------

         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE AGAINST THIS STOCKHOLDER PROPOSAL.

         The Board of Directors of the Company is sensitive to the desire of stockholders that stockholder value be maximized. Management of the Company believes that all reasonable means to maximize stockholder value should be pursued, including, if appropriate, considering a sale or merger of the Company. However, Jewelcor's proposal is not appropriate at this time. Maximizing stockholder value does not necessarily mean selling or merging the Company.

         The following sets forth some of the reasons of the Board of Directors for unanimously recommending that the Company's stockholders vote against Proposal III. All members of the Board are stockholders and will vote AGAINST Proposal III. The Board believes that the proposal is not in the best interests of stockholders for the following reasons:

     * In furtherance of its fiduciary duties, the Board is required to consider any bona fide offer to purchase the Company regardless of the stockholder proposal;

     *    The proposal would disrupt the business operations of the Company;

     * The proposal may confuse the marketplace which may adversely affect the price of the common stock;

     * There can be no assurance that an acquisition of the Company would result in stockholders receiving a price "well in excess of the current market price," much less "an acquisition price of $30.80 to $40.40 per share;" and

     * The stockholders of the Company have historically received a return commensurate with or above the market (based on the initial public offering price), through appreciation and dividends, on the stock of the Company, as an ongoing, independent community financial institution.

         The Board has a fiduciary duty to act, in good faith and after reasonable investigation, in the best interests of stockholders. This is a fiduciary duty required by law. In connection with its fiduciary duties, the Board is required to carefully consider any bona fide offer to acquire the Company. However, the Board has not concluded at this time that it is in the best interests of stockholders to conduct a forced sale of the Company, particularly in view of current market conditions. While the Board is aware of the current conditions of the market, including the takeover market, it does not believe that decisions regarding a sale of the Company should be made quickly because of the uncertainty of the future. As the Board seeks to maximize long-term stockholder value, it believes that the Company's business strategy of operating a growth oriented, profitable and independent company will result in increased worth and value for the stockholders in the future whether or not an offer to acquire the Company is submitted.

         The Board feels that passage of Proposal III would effectively tie the Company's hands in negotiations with any potential acquiror. If implemented, the Proposal gives the impression to the public, and to potential acquirors, that the Company's stockholders would like the Company to accept any offer as long as it is the highest offer and even if it is the only offer made. The Board believes it is unfair to stockholders to enter into negotiations in a distress-sale posture and that a forced sale mentality would most likely not result in the best potential return to stockholders. In addition, a forced sale strategy may engender uncertainty in the minds of employees, customers, suppliers and business partners of the Company and may damage these relationships. As a result, the Company's business may be impaired.

         The Board also believes it would be counterproductive to divert management time and attention from ongoing operations in an effort to attract and evaluate, in a short time period, potential acquisition candidates. To focus principally on the sale of the business may result in diverting management time and attention from the Company's ongoing operations. If no fair purchase offer materializes or is consummated, management's focus on such short-term issues puts the Company's long-term strategic position at risk.

         The Company believes that the potential sale prices set forth in the Supporting Statement to Proposal III and the analysis allegedly providing a basis for such prices are extremely unrealistic in today's current market environment. The Company believes the data used in Proposal III to support the Company's potential acquisition price is outdated and that such values have decreased significantly in recent periods. In addition, if the Company were placed in a forced sale position by implementation of the Proposal, it is possible that any sale price offered would be lower than current market. In the opinion of the Company, obtaining the sale prices set forth in Proposal III is highly unlikely in today's market given current acquisition multiples in the thrift industry. While the Company believes that portions of the Supporting Statement are inaccurate and potentially misleading, and it has a proper basis to exclude portions of the Supporting Statement from its Proxy Statement, the Company nevertheless has included the full text of the Supporting Statement but strongly cautions stockholders not to rely on the data used to arrive at the potential acquisition prices of the Company included in the Proposal.

         The Board of Directors believes that the Company can continue to maximize stockholder value by serving the needs of its community as a provider of services. The Company has and will continue to offer a wide range of deposits, loans and other banking services. The Company can best continue providing stockholder value by remaining an independent, local community financial institution.

         Approval of the proposal would disrupt the operations of the Company. The Company is a community oriented financial institution that has developed a working relationship with many of its customers. Approval of the proposal may confuse the Company's customers as to future ownership of the Company and adversely affect the Company's ability to conduct its business in the normal manner. In addition, approval of the proposal may disrupt the employees of the Company. Such disruption could adversely effect the Company's effectiveness and ability to perform its services.

         The proposal may confuse the marketplace and adversely effect the market price of the common stock. Approval of the proposal could cause the marketplace to believe that the Company will be sold and adversely effect, and increase the volatility of, the Company's common stock. In seeking to maximize the long-term stockholder value, the Board does not believe that it is in the best interests of stockholders to take action that would disrupt the price of the common stock in the short-term due to market confusion regarding an acquisition of the Company.

         In addition, there can be no assurance that any acquisition of the Company would result in stockholders receiving a price "well in excess of the current market price." Furthermore, in the opinion of management, the supporting statement of Jewelcor presupposes that a forced sale of the Company would result in an average sale price based on the averages of various other institutions. Nowhere is the possibility disclosed that such a forced sale could result in a substantially lower price than is indicated by Jewelcor. In fact, because the indicated prices per share are based on average sale prices, some of the institutions referenced in the supporting statement could have received substantially lower prices than the average price. The Board believes that, under current circumstances, the Company is best able to serve the long-term best interests of the stockholders if it remains independent and is able to focus on continually improving the performance of the Company and increasing stockholder value over time.

         FOR ALL OF THE ABOVE REASONS, THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE AGAINST THIS STOCKHOLDER PROPOSAL.

         THE AFFIRMATIVE VOTE OF A MAJORITY OF SHARES REPRESENTED AND VOTING AT THE MEETING WILL BE REQUIRED FOR APPROVAL OF STOCKHOLDER PROPOSAL III.

--------------------------------------------------------------------------------
                                  OTHER MATTERS
--------------------------------------------------------------------------------

         The Board of Directors is not aware of any business to come before the Meeting other than those matters described above in this Proxy Statement. However, if any other matters should properly come before the Meeting, it is intended that proxies in the accompanying form will be voted in respect thereof in accordance with the judgment of the person or persons voting such proxies. If the Company did not have notice of a matter by February 3, 1999, it is expected that persons named in the accompanying proxy will exercise discretionary authority when voting on that matter.

--------------------------------------------------------------------------------
                             INDEPENDENT ACCOUNTANTS
--------------------------------------------------------------------------------

         The Board of Directors has previously selected the accounting firm of Grant Thornton, LLP, independent public accountants, to be the Company's independent accountants for the fiscal year ending December 31, 1999. A representative of Grant Thornton, LLP is expected to be present at the Meeting, will have the opportunity to make a statement at the meeting if he or she desires to do so, and will be available to respond to appropriate questions.

--------------------------------------------------------------------------------
                                  MISCELLANEOUS
--------------------------------------------------------------------------------

         The  cost of  soliciting  proxies  will be borne  by the  Company.  The
Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of Common Stock. The Company has retained Morrow & Co., Inc. to assist in the solicitation of proxies at a cost which is not expected to exceed $5,000, plus reimbursement of certain expenses. Actual costs, however, may exceed estimated amounts. In addition to solicitations by mail, directors, officers and regular employees of the Company may solicit proxies personally or by telegraph or telephone without additional compensation.

         Upon receipt of a written request, the Company will furnish to any stockholder without charge a copy of the Company's Annual Report on Form 10-K (excluding exhibits) for the fiscal year ended December 31, 1998. Such written requests should be directed to Elizabeth Davidson Maier, Corporate Secretary, 3 Penns Trail, Newtown, Pennsylvania 18940.

--------------------------------------------------------------------------------
                              STOCKHOLDER PROPOSALS
--------------------------------------------------------------------------------

         In order to be eligible for inclusion in the Company's proxy materials for the 2000 annual meeting of stockholders, any stockholder proposal to take action at such meeting must be received by the Company no later than November 29, 1999. In addition, if the Company receives notice of a stockholder proposal after February 12, 2000, the proxy holders named in the proxy statement and form of proxy for the 2000 annual meeting of stockholders will have discretionary authority to vote or abstain from voting on that proposal in accordance with their best judgment, if the proposal is actually presented at the meeting. Stockholder proposals are subject to the requirements of the proxy rules adopted under the Exchange Act and to the requirements of the Company's Certificate of Incorporation and Bylaws.

         Any stockholder proposal should be sent to the Company's executive offices located at 3 Penns Trail, Newtown, Pennsylvania 18940, Attention:
Corporate Secretary.

                                              BY ORDER OF THE BOARD OF DIRECTORS

                                              /s/ Elizabeth Davidson Maier
                                              ----------------------------------
                                              Elizabeth Davidson Maier
                                              Corporate Secretary

--------------------------------------------------------------------------------
                            TF FINANCIAL CORPORATION
                                  3 PENNS TRAIL
                           NEWTOWN, PENNSYLVANIA 18940
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                         ANNUAL MEETING OF STOCKHOLDERS
                                 APRIL 28, 1999
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         The undersigned  hereby appoints the Board of Directors of TF Financial
Corporation (the "Company"), or its designee, with full powers of substitution, to act as attorneys and proxies for the undersigned, to vote all shares of common stock of the Company which the undersigned is entitled to vote at the Annual Meeting of Stockholders (the "Meeting"), to be held at the Sheraton Hotel, 400 Oxford Valley Road, Langhorne, Pennsylvania, April 28, 1999, at 10:00 a.m., local time and at any and all adjournments thereof, as follows:

                                                       FOR        WITHHELD

1.        The election as director of the nominee      |_|           |_|
          listed below for a three year term:

          John R. Stranford

         THE BOARD OF  DIRECTORS  RECOMMENDS  A VOTE  "FOR" THE  NOMINEE  LISTED
ABOVE.

                                                       FOR   AGAINST    ABSTAIN

2.        Request to remove of anti-takeover           |_|     |_|        |_|
          provisions from the Company's
          Certificate of Incorporation and Bylaws.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "AGAINST" (STOCKHOLDER) PROPOSAL II.

                                                       FOR   AGAINST    ABSTAIN

3.        Request to undertake the sale or merger      |_|     |_|        |_|
          of the Company.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "AGAINST" (STOCKHOLDER) PROPOSAL III.


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THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS
SIGNED   PROXY  WILL  BE  VOTED  FOR  THE  NOMINEE   LISTED  ABOVE  AND  AGAINST
(STOCKHOLDER) PROPOSALS II AND III. IF ANY OTHER BUSINESS IS PRESENTED AT SUCH MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.
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                THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

          The undersigned acknowledges receipt from the Company, prior to the execution of this proxy, of Notice of the Meeting and a Proxy Statement dated March 29, 1999 and the Company's 1998 Annual Report to Stockholders.


                                               Please check here if you
Dated:                , 1999           |_|     plan to attend the Meeting.
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SIGNATURE OF STOCKHOLDER                    SIGNATURE OF STOCKHOLDER


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PRINT NAME OF STOCKHOLDER                   PRINT NAME OF STOCKHOLDER


Please sign exactly as your name appears on this form of proxy. When signing as attorney, executor, administrator, trustee, or guardian, please give your full title. If shares are held jointly, each holder should sign.


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PLEASE  COMPLETE,  SIGN,  DATE,  AND MAIL THIS PROXY  PROMPTLY  IN THE  ENCLOSED
POSTAGE-PAID ENVELOPE.
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